UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ascent Capital Group, Inc.
(Name of Registrant as Specified In Its Charter)

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ASCENT CAPITAL GROUP, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(303) 628-5600

Dear Stockholder:	March 27, 2018

The 2018 annual meeting of stockholders of Ascent Capital Group, Inc. will be held at 10:00 a.m., Mountain Time, on May 11, 2018, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600.

At the annual meeting, you will be asked to consider and vote on (i) the re-election of one of our directors and (ii) the ratification of our auditors. Each of the matters to be considered at the annual meeting is described in greater detail in the accompanying proxy statement.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the accompanying proxy statement and then vote via the Internet, telephone or using your smartphone as promptly as possible. Alternatively, request a paper proxy card to complete, sign and return by mail. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. It will not, however, prevent you from later revoking your proxy or changing your vote.

Thank you for your continued support and interest in our company.

Very truly yours,

William R. Fitzgerald
Chairman, Chief Executive Officer and President

The Notice of Internet Availability of Proxy Materials is first being mailed on or about March 30, 2018, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

ASCENT CAPITAL GROUP, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(303) 628-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 11, 2018

NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Ascent Capital Group, Inc. to be held at 10:00 a.m., Mountain Time, on May 11, 2018, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600, to consider and vote on the following:

1.	A proposal to re-elect Thomas P. McMillin to serve as a Class I member of our board of directors for a three year term (the director election proposal); and

2.	A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018 (the auditor ratification proposal).
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting. You may also be asked to consider and vote on any other business properly brought before the annual meeting.
Holders of record of our Series A common stock, par value $.01 per share, and Series B common stock, par value $.01 per share, outstanding as of 5:00 p.m., New York City time, on March 14, 2018, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof. Holders of Series A common stock and Series B common stock will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices for review by our stockholders, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.
The following stockholder approvals are required with respect to the matters described above:

•
The director election proposal requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class. This means that Mr. McMillin will be elected if he receives more affirmative votes than any other person.

•
The auditor ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Our board of directors has carefully considered and approved each of the director election proposal and the auditor ratification proposal described above and recommends that you vote FOR each of these proposals.

YOUR VOTE IS IMPORTANT. We urge you to vote as soon as possible by telephone, Internet, smartphone or mail.

By order of the board of directors,

William E. Niles
Executive Vice President, General Counsel and Secretary

Greenwood Village, Colorado
March 27, 2018

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, INTERNET OR SMARTPHONE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

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ASCENT CAPITAL GROUP, INC.
a Delaware corporation

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(303) 628-5600

PROXY STATEMENT

For Annual Meeting of Stockholders

We are furnishing this proxy statement in connection with our board of directors’ (our Board) solicitation of proxies for use at our 2018 annual meeting of stockholders (our annual meeting) to be held at 10:00 a.m., Mountain Time, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600, on May 11, 2018, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share.

ANNUAL MEETING; PROXIES

Notice and Access of Proxy Materials

We have elected, in accordance with the Securities and Exchange Commission’s (SEC) “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically. The Notice is first being mailed to our stockholders on or about March 30, 2018. The proxy materials are first being made available to our stockholders on or about the same date.

The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone or smartphone. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.

Electronic Delivery

Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. You may also sign up for electronic delivery when you vote by Internet at www.envisionreports.com/ASCMA, by following the prompts. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. You may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 800-962-4284 (outside the United States 781-575-3120). Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

Time, Place and Date

The annual meeting of the stockholders is to be held at 10:00 a.m., Mountain Time, on May 11, 2018, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600.

Purpose

At the annual meeting, you will be asked to consider and vote on each of the following:

•	the director election proposal, to re-elect one of our directors, Thomas P. McMillin, to serve as a Class I member of our Board for a three year term; and

•	the auditor ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018.
You may also be asked to consider and vote on such other business as may properly come before the annual meeting. However, we are not currently aware of any such additional business.
Quorum

In order to carry on the business of the annual meeting, at least a majority of the aggregate voting power represented by the outstanding shares of our Series A common stock and Series B common stock, as of the record date, must be present at the annual meeting, either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on either or both of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (which we refer to as broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum.

Who May Vote; Record Date

Holders of our Series A common stock and Series B common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on March 14, 2018 (which is the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes Required

The following stockholder approvals are required with respect to the proposals described above:

•
The director election proposal requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class. This means that Mr. McMillin will be elected if he receives more affirmative votes than any other person.

•
The auditor ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Votes You Have

At the annual meeting, holders of our Series A common stock will have one vote per share for each share of Series A common stock that our records show they owned on the record date, and holders of our Series B common stock will have ten votes per share for each share of Series B common stock that our records show they owned on the record date. Holders of all series of our common stock will vote together as a single class.

Shares Outstanding

As of the record date, there were 12,015,668 shares of our Series A common stock and 381,528 shares of our Series B common stock outstanding.

Number of Holders

As of the record date, there were 661 and 45 record holders of our Series A common stock and our Series B common stock, respectively. Such amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

Voting Procedures for Record Holders

Holders of record of our common stock as of the record date may vote in person at the annual meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card, or by voting by telephone, smartphone or over the Internet. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described below and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting. Specific voting instructions are set forth in this proxy statement and on both the Notice and proxy card.
If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares represented by the proxy will be voted FOR the election of each director nominee and FOR the approval of the auditor ratification proposal.
If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the director election proposal but will have the same effect as a vote AGAINST the auditor ratification proposal.
If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether either of the proposals are approved (assuming a quorum is present).
Voting Procedures for Shares Held in Street Name

General. If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of our common stock or when granting or revoking a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the director election proposal. Accordingly, to ensure your shares held in street name are voted on such matter, we encourage you to provide specific voting instructions to your broker, bank or other nominee promptly.

Effect of Broker Non-Votes. Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

Before the start of the annual meeting, you may change your vote, by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date by mail to Ascent Capital Group, Inc., c/o Computershare, c/o Shareholder Services, P.O. Box 505000, Louisville, Kentucky 40233-5002 or by overnight correspondence to Ascent Capital Group, Inc., c/o Computershare, c/o Shareholder Services, 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202. Any proxy revocation or new proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone or smartphone (if you originally voted by the same method) not later than 11:59 p.m., New York City time, on May 10, 2018.
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you. Please be sure to request a ballot at the annual meeting if you have not voted or wish to change your vote.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

We are soliciting proxies by means of these proxy materials on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We will pay the cost of soliciting these proxies. We will also reimburse brokers and other nominees for their expenses in sending the Notice and, if requested, paper proxy materials to you and getting your voting instructions.

Recommendation of Our Board of Directors

Our Board has carefully considered and approved each of the director election proposal and the auditor ratification proposal and recommends that you vote FOR each of these proposals.

Other Matters to Be Voted on at the Annual Meeting

Our Board is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise in your proxy. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

The security ownership information is given as of February 28, 2018, and, in the case of percentage ownership information, is based upon 12,002,103 shares of our Series A common stock and 381,528 shares of our Series B common stock, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

John C. Malone	Series A	306,192	(1)(2)(3)(4)	2.55%	17.66%
c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	Series B	248,693	(1)(2)(4)(5)	65.18%

BlackRock, Inc.	Series A	735,858	(6)	6.13%	4.65%
55 East 52nd Street New York, NY 10055

Dimensional Fund Advisors LP	Series A	928,711	(7)	7.74%	5.87%
Building One 6300 Bee Cave Road Austin, TX 78746

GAMCO Investors, Inc.	Series A	1,071,422	(8)	8.93%	6.77%
One Corporate Center Rye, NY 10580

JPMorgan Chase & Co.	Series A	610,305	(9)	5.08%	3.86%
270 Park Avenue New York, NY 10017

Okumus Fund Management Ltd.	Series A	1,027,394	(10)	8.56%	6.50%
767 Third Avenue, 35th Floor New York, NY 10017

Renaissance Technologies LLC	Series A	919,200	(11)	7.66%	5.81%
800 Third Avenue New York, NY 10022

Brigade Capital Management, LP	Series A	944,876	(12)	7.87%	5.97%
399 Park Avenue, 16th Floor New York, NY 10022

Nantahala Capital Management, LLC	Series A	1,117,232	(13)	9.31%	7.06%
19 Old Kings Highway S Suite 200 Darien, CT 06820

(1)
Based on Amendment No. 5 to Schedule 13D filed by John C. Malone (the Malone 13D/A) and a Form 4 filed July 2, 2014, Mr. Malone has sole voting power and sole dispositive power over 306,192 shares of our Series A common stock and 239,515 shares of our Series B common stock.

(2)
Based on the Malone 13D/A, includes (i) 26,833 shares of our Series A common stock and 2,046 shares of our Series B common stock held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership and (ii) 113,345 shares of our Series A common stock and 145,225 shares of our Series B common stock held by Columbus Holdings, LLC, which is owned by Mr. Malone and his wife.

(3)
Based on the Malone 13D/A, includes 16 and 55,317 shares of our Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts.

(4)	Does not include beneficial ownership of shares of our Series A common stock issuable upon exercise of conversion rights relating to shares of our Series B common stock held by Mr. Malone.

(5)
Based on the Malone 13D/A, includes 9,178 shares of our Series B common stock held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone disclaims beneficial ownership of such shares.

(6)
Based upon Amendment No. 8 to Schedule 13G filed on January 29, 2018 by BlackRock, Inc., which states that BlackRock, Inc., a parent holding company, has sole voting power over 711,913 shares and sole dispositive power over 735,858 shares. All shares covered by the Schedule 13G are held by subsidiaries of BlackRock, Inc.

(7)
Based upon Amendment No. 2 to Schedule 13G filed on February 9, 2018 by Dimensional Fund Advisors LP, which states that Dimensional Fund Advisors LP has sole voting power over 880,938 shares and sole dispositive power over 928,711 shares.

(8)
Based upon Amendment No. 22 to Schedule 13D filed on June 22, 2017 by Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc. and Mario J. Gabelli (whom we collectively refer to as the Gabelli Reporting Persons). Mr. Gabelli is deemed to have beneficial ownership of those shares of our common stock held by the other Gabelli Reporting Persons. The Schedule 13D states that (i) Gabelli Funds, LLC has sole voting power and sole dispositive power over 129,600 shares, (ii) GAMCO Asset Management Inc. has sole voting power over 566,736 shares and sole dispositive power over 716,743 shares, (iii) Teton Advisors, Inc. has sole voting power and sole dispositive power over 225,079 shares, and (iv) none of Mr. Gabelli, GGCP, Inc., Associated Capital Group, Inc. or GAMCO Investors, Inc. has sole or shared voting power or sole or shared dispositive power over any shares.

(9)
Based upon Amendment No. 1 to Schedule 13G filed on January 16, 2018 by JPMorgan Chase & Co, which states that JPMorgan Chase & Co, a parent holding company, has sole voting power over 553,483 shares and sole dispositive power over 610,305 shares. All shares covered by the Schedule 13G are held by subsidiaries of JPMorgan Chase & Co.

(10)
Based upon a Schedule 13G filed on October 17, 2017 by Okumus Fund Management Ltd., Okumus Opportunistic Value Fund, Ltd. and Ahmet H. Okumus (collectively, Okumus) stating that Okumus has shared voting power and shared dispositive power over 1,027,394 shares.

(11)
Based upon Amendment No. 1 to the Schedule 13G filed on February 14, 2018 by Renaissance Technologies LLC (RTC) and Renaissance Technologies Holdings Corporation (RTHC), which states that RTC and RTHC, the majority owner of RTC, have sole voting power and sole dispositive power over 919,200 shares.

(12)
Based upon Amendment No. 2 to Schedule 13G filed on December 13, 2017 by Brigade Capital Management, LP (Brigade LP); Brigade Capital Management GP, LLC (Brigade GP); Brigade Leveraged Capital Structures Fund Ltd. (Brigade Fund); and Donald E. Morgan, III, which states that Brigade LP, Brigade GP and Mr. Morgan have shared voting power and shared dispositive power over 944,876 shares and that Brigade Fund has shared voting power and shared dispositive power over 901,876 shares.

(13)
Based upon the Schedule 13G filed on February 14, 2018 by Nantahala Capital Management, LLC (Nantahala); Wilmot B. Harkey; and Dan Mack, which states that Nantahala and Messrs. Harkey and Mack have shared voting power and shared dispositive power over 1,117,232 shares.

Security Ownership of Management

The following table sets forth information with respect to the ownership by each of our directors, each of our named executive officers (as defined below) and by all of our directors and executive officers as a group, of shares of our Series A common stock and Series B common stock. The security ownership information is given as of February 28, 2018, and, in the case of percentage ownership information, is based upon 12,002,103 shares of Series A common stock and 381,528 shares of Series B common stock, in each case, outstanding on February 28, 2018. Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement. Shares of common stock issuable upon vesting of restricted stock units or exercise or conversion of options, warrants and convertible securities that, as of February 28, 2018, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the restricted stock units, options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, any beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

William R. Fitzgerald	Series A	855,090	(1)	6.70%	12.10%
Chairman of the Board, Chief Executive Officer and President	Series B	115,055	(2)	30.16%

Jeffery R. Gardner	Series A	77,727	(3)	*	*
Executive Vice President and Director	Series B	—		—

Fred A. Graffam III	Series A	12,755	(4)	*	*
Senior Vice President and Chief Financial Officer	Series B	—		—

Philip J. Holthouse	Series A	52,692	(1)(4)(5)	*	*
Director	Series B	—		—

Michael R. Meyers	Series A	15,973	(3)(6)	*	*
Senior Executive Advisor and Former Senior Vice President and Chief Financial Officer (7)	Series B	—		—

Thomas P. McMillin	Series A	9,842	(4)	*	*
Director	Series B	—		—

William E. Niles	Series A	68,689	(1)	*	*
Executive Vice President, General Counsel and Secretary	Series B	—		—

Michael J. Pohl	Series A	37,111	(1)(4)	*	*
Director	Series B	—		—

Charles Y. Tanabe	Series A	28,164	(4)	*	*
Director	Series B	—		—

All directors and executive officers as a group (8 persons)	Series A	1,142,070	(1)(3)(4)(5)	8.88%	13.75%
	Series B	115,055	(2)	30.16%

* Less than one percent

(1)
Includes, as applicable, beneficial ownership of the following shares of our Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of February 28, 2018:

Name	Option Shares
William R. Fitzgerald	763,153
Philip J. Holthouse	11,030
William E. Niles	66,800
Michael J. Pohl	8,030

(2)	Includes 16,919 shares of our Series B common stock owned by the William R. Fitzgerald Irrevocable 2012 Trust.

(3)
Includes 6,250 shares of our Series A common stock and 4,841 shares of our Series A common stock which were issued in connection with partial vesting of Mr. Meyers and Mr. Gardner’s PRSUs on March 31, 2018.

(4)	Includes, as applicable, the following restricted shares of our Series A common stock which remain subject to vesting as of February 28, 2018:

Name	Restricted Shares
Fred A. Graffam III	12,755
Philip J. Holthouse	12,758
Thomas P. McMillin	8,612
Michael J. Pohl	12,512
Charles Y. Tanabe	11,283

(5)	Includes 26,570 shares of our Series A common stock owned by Mr. Holthouse jointly with his wife and over which he has shared voting and investment power.

(6)	Includes 9,723 shares of our Series A common stock owned by Mr. Meyers jointly with his wife.

(7)	Mr. Meyers ceased serving as our Senior Vice President and Chief Financial Officer and began serving as our Senior Executive Advisor, effective October 9, 2017.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSAL 1 - THE DIRECTOR ELECTION PROPOSAL

Board of Directors

Our company is governed by a board of directors. Pursuant to our bylaws, the size of our Board shall be not less than three nor more than nine members, with the exact number of directors fixed from time to time by resolution adopted by the affirmative vote of at least 75% of the directors then in office. The number of directors constituting our whole Board is currently fixed at six.
Our Board currently consists of six directors, divided among three classes. Our current Class I directors, whose terms will expire at the annual meeting, are Thomas P. McMillin and Charles Y. Tanabe. Mr. McMillin is nominated for election to our board to continue to serve as a Class I director, and we have been informed that Mr. McMillin is willing to continue to serve as a director of our company. Mr. Tanabe has chosen to retire from our Board, effective immediately prior to the annual meeting, and not to seek re-election at this annual meeting. The term of the Class I director who is elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2021. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2019, are Jeffery R. Gardner and Philip J. Holthouse. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2020, are William R. Fitzgerald and Michael J. Pohl.
If Mr. McMillin should decline re-election or should he become unable to serve as a director of our company for any reason before re-election, votes will be cast for a substitute nominee, if any, designated by our Board, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.
The following lists the nominee for election as a director at the annual meeting and the four other directors of our company whose terms of office will continue after the annual meeting, and includes, as to each person, how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our Board. All positions referenced in the table below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of February 28, 2018, is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management-Security Ownership of Management.”

Nominee for Election as Director

Thomas P. McMillin

•
Professional Background: A director of our company since October 2017. Mr. McMillin has served as Managing Partner of Nevis Advisors since September 2017. Mr. McMillin served as President and Chief Operating Officer of Cequel III and its portfolio company TierPoint from December 2015 to August 2017. Mr. McMillin also served as Executive Vice President and Chief Operating Officer of Suddenlink Communications from August 2006 to December 2015 and as Executive Vice President and Chief Financial Officer of Suddenlink Communications from February 2006 to August 2006 of Suddenlink Communications. Earlier in his career, Mr. McMillin served as Chief Financial Officer for a diverse group of communication companies.

•	Other Public Company Directorships: Since August 2017, Mr. McMillin has been a member of the board of directors of WOW! Communications.

•	Age: 56

•
Board Qualification: Mr. McMillin brings to our Board extensive executive leadership experience, including experience with technology, media and communication-based businesses and over 30 years of financial and operational experience with recurring revenue service businesses.

Directors Whose Term Expires in 2019

Jeffery R. Gardner

•
Professional Background: A director of our company since November 2016. Mr. Gardner has served as Executive Vice President of our company and as President and Chief Executive Officer of MONI since September 2015. Mr. Gardner is also the Principal of Gardner Capital Management, which he founded in February 2015. He was a Senior Advisor to the President and Chief Executive Officer of Windstream Holdings, Inc. (Holdings) and Windstream Corporation (together with Holdings, Windstream) from December 2014 through February 2015. Prior to that, Mr. Gardner had served as President and Chief Executive Officer of Windstream since December 2005. He was also a director of Windstream from 2006 through February 2015. He previously served as Executive Vice President and Chief Financial Officer of Alltel Corporation where he oversaw its financial operations and spent his early career at 360 Communications, holding various executive positions in that company.

•
Other Public Company Directorships: Since January 2015, Mr. Gardner has been a member of the boards of directors CalAmp Corporation and the Qorvo Corporation, where he is also Chairman of the audit committee and a member of the governance and nominating committee. From 2012 to 2013, he served as Chairman of the United States Telecom Association.

•	Age: 58

•	Board Qualification: Mr. Gardner brings to our Board extensive executive leadership experience and board experience, including experience with subscription-based businesses.

Philip J. Holthouse

•
Professional Background: A director of our company since September 2008. Mr. Holthouse has been a partner with Holthouse Carlin & Van Trigt LLP since 1991, where he provides tax planning and tax consulting services for privately held businesses and high net-worth individuals primarily in the real estate, entertainment and service industries. Mr. Holthouse is a certified public accountant.

•	Other Public Company Directorships: Mr. Holthouse served on the board of directors and audit committee of Napster, Inc. from January 2004 to October 2008.

•	Age: 59

•
Board Qualification: Mr. Holthouse brings to our Board experience as a public company director and an audit committee member. His tax and accounting training enables him to provide our Board with sophisticated financial insight and to fulfill his function as audit committee chairman.

Directors Whose Term Expires in 2020

William R. Fitzgerald

•
Professional Background: A director of our company since September 2008. Mr. Fitzgerald has served as Chairman of our Board and our Chief Executive Officer since August 2008. Mr. Fitzgerald previously served as a director of our principal operating subsidiary, Monitronics International, Inc. (MONI), and served as Chairman of Ascent Media Group, LLC (AMG) from July 2000 until we sold AMG at the end of 2010. Mr. Fitzgerald also served as a Senior Vice President of Liberty Interactive Corporation (Liberty Interactive, which is now known as Qurate Retail Group, Inc.) from July 2000 to September 2011 and as a Senior Vice President of Old LMC from its split-off from Liberty Interactive in September 2011 to December 2012. Prior to joining Liberty Interactive, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, Operations Administration for AT&T Broadband (formerly known as Tele-Communications, Inc. (TCI)), a cable company, from 1998 to 2000 and was Executive Vice President, Corporate Development and Chief Operating Officer of TCI Communications, Inc., a wholly-owned subsidiary of TCI, from 1996 to 1998.

•
Other Public Company Directorships: Mr. Fitzgerald has served as a director of Piper Jaffray Companies since March 2014 and serves as a member of its compensation committee and nominating and governance committee. Mr. Fitzgerald served as a director of Expedia, Inc. from March 2006 to December 2012, during which time he also served as a member of the compensation committee. Mr. Fitzgerald also served as a director of TripAdvisor, Inc. from December 2011 to February 2013. In addition, Mr. Fitzgerald served as a director of On Command Corporation from 2001 to 2005 and Cablevision Systems Corporation from 1999 to 2000.

•	Age: 60

•
Board Qualification: Mr. Fitzgerald brings to our Board over 30 years of experience in the media and telecommunications industries, as well as subscription-based businesses. He has an in-depth understanding of our business and the history of our organization coupled with significant executive and leadership experience.

Michael J. Pohl

•
Professional Background: A director of our company since September 2008. Mr. Pohl serves as an advisor to companies in the technology, media and telecommunications industries. Mr. Pohl has served on the board of directors of BlackArrow, Inc. since January 2012 and was appointed as Chairman of its board of directors in June 2012. The company was sold in December 2015 and Mr. Pohl now serves as Board observer at Cadent the new combined company of BlackArrow and Cross MediaWorks. Mr. Pohl has served on the board of Think Analytics since March 2013 and on the board of Imagine Communications Corp. from March 2013 to December 2015, having previously served on the board of its predecessor, Harris Broadcast. Mr. Pohl was the Chief Executive Officer of Jinni, Inc., a privately-held Internet company from Mach 2009 to January 2011. From December 2007 to April 2008, Mr. Pohl served as the Interim Vice President/General Manager of the On Demand Systems Division of ARRIS Group, Inc. (ARRIS), a communications technology company specializing in the design and engineering of broadband networks. Mr. Pohl was President of Global Strategies at CCOR Incorporated (C-COR) from December 2005 to November 2007, when C-COR was acquired by ARRIS, and served as the President and Chief Executive Officer of nCUBE Corporation, an interactive video server company, from December 1999 to December 2005.

•
Other Public Company Directorships: Mr. Pohl served on the board of directors and compensation committee of BigBand Networks, Inc. from May 2009 through the sale of the company to ARRIS in November 2011, during which time he served on the audit committee of its board of directors beginning in June 2009 and served as Chairman of its board of directors beginning in February 2010.

•	Age: 66

•
Board Qualification: Mr. Pohl brings to our Board valuable technological insight and over 25 years of extensive experience with technology companies. His management experience and financial expertise is complemented by his knowledge of applied sciences.

Vote and Recommendation

The director election requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class. This means that Mr. McMillin will be elected if he receives more affirmative votes than any other person.
Our Board unanimously recommends a vote FOR the election of the nominee to our Board.

PROPOSAL 2 - THE AUDITOR RATIFICATION PROPOSAL

We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018.

Even if the selection of KPMG LLP is ratified, the audit committee of our Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our stockholders. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2018.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2017 and 2016:

	2017	2016
Audit fees	$1,428,900	$1,383,600
Audit related fees (1)	—	115,000
Audit and audit related fees	$1,428,900	$1,498,600
Tax fees (2)	84,300	45,000
Other fees	21,600	—
Total fees	$1,534,800	$1,543,600

(1)	Audit related fees for 2016 consist primarily of due diligence assistance.

(2)	Tax related services for 2017 and 2016 consist primarily of tax compliance and advice.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our audit committee adopted a policy, dated November 6, 2008, regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

•audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management’s reports on internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) consultations with management as to accounting or disclosure treatment of transactions not otherwise considered audit services, (iv) attestation services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions and (vii) general assistance with implementation of SEC rules or listing standards; and

•tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is likely to result in fees in excess of $100,000 requires the specific prior approval of our audit committee. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Philip J. Holthouse currently serves as the chairman of our audit committee.

Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

All services provided by our independent auditor during 2017 were approved in accordance with the terms of the policy.

Vote and Recommendation

Approval of the auditor ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Our Board unanimously recommends a vote FOR the auditor ratification proposal.

MANAGEMENT

Executive Officers

The following lists the executive officers of our company (other than William R. Fitzgerald, Chairman of our Board and Chief Executive Officer, and Jeffery R. Gardner, Executive Vice President of our company, whose backgrounds are described under “Proposal 1—The Director Election Proposal”), their ages and a description of their business experience, including positions held with our company.

Name	Positions

Fred A. Graffam
Mr. Graffam has served as Senior Vice President and Chief Financial Officer of our company and MONI since October 2017. Before joining the company, Mr. Graffam had served as Senior Vice President of Finance, Investor Relations & Corporate Development of DIGITALGLOBE, Inc. since April 2015 and had served as its Interim Chief Financial Officer from September 2014 to March 2015 and as Vice President Financial Planning and Analysis from July 2013 to August 2014. From April 2012 to July 2013, Mr. Graffam was Senior Vice President and Chief Financial Officer - North America/APAC Region at Level 3 Communications, Inc. (Level 3). Before joining Level 3, he spent 17 years with Comcast Corporation, serving as Senior Vice President of its Beltway Region from 2008 to 2011, and as Senior Vice President-Finance, West Division from 2002 to 2008.

Age: 51

William E. Niles
Mr. Niles has served as Executive Vice President, General Counsel and Secretary of our company since the spin-off of our company from Discovery Holding Company in September 2008, and also served as Executive Vice President and General Counsel of AMG from January 2002 until the sale of AMG in December 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG’s executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies. Mr. Niles is also a director of our principal operating subsidiary, MONI, and also serves as its Executive Vice President and Secretary.

Age: 54
Our executive officers will serve in such capacities until the next annual meeting of our Board, or until their respective successors have been duly elected or appointed, or until their earlier death, resignation or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.
During the past ten years, none of our directors or executive officers has had any involvement in any legal proceedings that would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or certain written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met except as follows: Brigade Leveraged Capital Structures Fund Ltd., Brigade Capital Management, LP, Donald E. Morgan III, and Brigade Capital Management GP, LLC, omitted from their timely filed Form 3 4.00% Convertible Senior Notes due 2020 owned directly, and 83,752 shares of Series A common stock underlying such Convertible Senior Notes, which were included by amendment to the Form 3.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Director Independence

It is our policy that a majority of the members of our Board be independent of our management. For a director to be deemed independent, our Board must affirmatively determine that the director has no disqualifying direct or indirect material relationship with our company. To assist our Board in determining which of our directors qualify as independent for purposes of The Nasdaq Stock Market rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our Board follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

Our Board has determined that each of Philip J. Holthouse, Thomas P. McMillin, Michael J. Pohl and Charles Y. Tanabe qualifies as an independent director of our company. Our board of directors also determined that Carl E. Vogel, who resigned from our board of directors in October 2017, also qualified as an independent director of our company during his service on our board.

Board Composition

As described above under “Proposal 1—The Director Election Proposal”, our Board is comprised of directors with a broad range of backgrounds and skill sets, including media, telecommunications, technology, subscription-based business, finance, transactional and advisory work, auditing and tax. For more information on our Board’s position with respect to the importance of diverse viewpoints on our Board, see “—Committees of our Board of Directors—Nominating and Corporate Governance Committee” below.

Board Leadership Structure

Our bylaws currently provide that the Chairman of our Board shall be the Chief Executive Officer of our company, unless our Board determines otherwise. William R. Fitzgerald currently serves as the Chairman of our Board and Chief Executive Officer (principal executive officer) and is responsible for identifying and implementing strategic initiatives as well as executive leadership. Our Board believes that Mr. Fitzgerald is best situated to serve as Chairman of our Board because he is the director most familiar with our company’s history and business and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.
In evaluating our current Board leadership structure, our Board noted that our company is a holding company and that substantially all of our operating activities are conducted through our principal operating subsidiary, MONI. Jeffery R. Gardner serves as the President and Chief Executive Officer of MONI, and is responsible for the day to day operations of MONI. Our Board believes that the allocation of responsibilities between Mr. Fitzgerald and Mr. Gardner represents an appropriate leadership structure because, among other reasons, it enables Mr. Fitzgerald to foster clear accountability and effective decision making at the board level and with regard to holding company activities, while Mr. Gardner focuses on the daily management of our operating company.
The key members of all committees of our Board are independent directors. Each member of the compensation committee, nominating and corporate governance committee and audit committee is independent. Through these committees, we have established independent processes for the effective oversight of critical issues entrusted to independent directors, such as the integrity of our financial statements, CEO and senior management compensation, board evaluation and selection of directors. For more information on the function of the committees of our Board, see “—Committees of our Board of Directors” below.
For the above reasons, our Board does not believe that a separation of the Chairman of the Board and Chief Executive Officer positions will provide any meaningful additional oversight. Moreover, our Board believes its current leadership structure positions our company to achieve the optimal result for its stockholders. Because Mr. Fitzgerald bears primary responsibility for the strategic management and leadership of our company, our Board believes that Mr. Fitzgerald is best suited to chair board meetings and ensure that key business issues and stockholders’ interests are brought to the attention of our Board.

Board Role in Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our company’s risks. Our Board regularly reviews information regarding our credit, liquidity, strategic, operational, financial and reporting, succession and compensation, legal and compliance functions and status, as well as the risks associated with each. The compensation committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The audit committee oversees management of financial risks. The nominating and corporate governance committee manages risks associated with the independence of our Board and, together with the audit committee, potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports and management presentations about such risks.

Committees of our Board of Directors

Executive Committee

Our Board has established an executive committee consisting of William R. Fitzgerald. The principal purpose of the executive committee is to assist our Board in the performance of its duties and responsibilities between regularly scheduled meetings of our Board and at any time when our Board is not in session or otherwise unable to act, by exercising the power and authority of our Board to manage the business and affairs of our company with respect to (i) such matters as shall be delegated to the executive committee by resolution of our Board and (ii) any other lawful matters to the extent the executive committee, in its discretion, determines that it is necessary or advisable to attend to such matters prior to the next regularly scheduled meeting of our Board. As such, the executive committee generally has and may exercise all the powers and authority of our Board in the management of the business and affairs of our company, including without limitation the power and authority to authorize the issuance of shares of our capital stock. However, the executive committee has no power or authority in reference to the following matters:

•	approving, adopting or recommending to the stockholders of our company any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval;

•	adopting, amending or repealing any bylaws of our company;

•	fixing the size of our Board or filling any vacancies on our Board or on any committee of our Board; or

•	the matters or powers expressly conferred upon the audit committee, the compensation committee, and the nominating and corporate governance committee.

Compensation Committee

Our Board has also established a compensation committee consisting of Philip J. Holthouse and Michael J. Pohl, with Mr. Pohl serving as chairman. The compensation committee reviews and makes recommendations to our Board regarding all forms of compensation provided to our executive officers and directors. In addition, the compensation committee reviews and makes recommendations on bonus and stock compensation arrangements for all of our employees and has sole responsibility for the administration of our incentive plans.
The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of our Chief Executive Officer and certain other officers of our company. For a description of our processes and policies for consideration and determination of executive and director compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation-Compensation Discussion and Analysis” below. The compensation committee has the authority to retain a compensation consultant to assist in the evaluation of executive compensation.

Our Board has adopted a written charter for the compensation committee, which is available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Compensation Committee Report
The compensation committee has reviewed and discussed with the company’s management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our company’s Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Members of the Compensation Committee
Philip J. Holthouse
Michael J. Pohl (chairman)

Compensation Committee Interlocks and Insider Participation

In 2017, the compensation committee of our Board consisted of Michael J. Pohl and Philip J. Holthouse during the entirety of the year. No member of the compensation committee during 2017 is, was or has been an officer or employee of our company or any of our subsidiaries, or has engaged in any related party transaction in which our company or any of our subsidiaries was a participant.

Nominating and Corporate Governance Committee

Our Board has established a nominating and corporate governance committee, whose current chairman is Charles Y. Tanabe and whose other members are Philip J. Holthouse, Thomas P. McMillin, and Michael J. Pohl. Mr. Vogel had also served as a member of the nominating and corporate governance committee during his tenure on our Board. See “—Director Independence” above.
The nominating and corporate governance committee:

•	develops qualification criteria for selecting candidates to serve as directors of our company;

•	identifies individuals qualified to become directors of our company and makes recommendations to our Board with respect thereto;

•	reviews and approves “related person transactions” (as set forth in our corporate governance guidelines); and

•	reviews, and makes recommendations with respect to changes to, our corporate governance guidelines.

The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and must contain the following information:

•
the proposing stockholder’s name and address and documentation indicating the number of shares of our common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our Board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•	a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•	a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

•	independence from management;

•	his or her unique background, including education, professional experience and relevant skill sets;

•	judgment, skill, integrity and reputation;

•	industry experience;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•
the size and composition of our existing Board, including whether the potential director nominee would positively impact the composition of our Board by bringing a new perspective or viewpoint to our Board.

The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our Board and the nominating and corporate governance committee believe that it is essential that our Board members represent diverse viewpoints.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our Board, it may recommend to our full Board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of our Board and its committees and the director’s formal and informal contributions to the various activities conducted by our Board and our Board committees of which such individual is a member.
The nominating and corporate governance committee believes that Mr. McMillin continues to be qualified to serve as a director of our company and supports his nomination for re-election. The nomination of Mr. McMillin has been approved by our entire Board.
Our Board has adopted a written charter for the nominating and corporate governance committee and corporate governance guidelines, which are available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Audit Committee
Our Board has established an audit committee, whose chairman is Philip J. Holthouse and whose other members are Thomas P. McMillin and Michael J. Pohl. Mr. Vogel had also served as a member of the audit committee during his tenure on our Board. See “—Director Independence” above.
The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:

•	appointing or replacing our independent auditors;

•	reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•	reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•	reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•	reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•	reviewing compliance with applicable SEC and stock exchange rules regarding audit committees; and

•	preparing a report for our annual proxy statement.
Our Board has adopted a written charter for the audit committee, which is available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Audit Committee Report
Each member of the audit committee is an independent director as determined by our Board, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Each of Mr. Holthouse and Mr. McMillin is an “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews our financial reporting process on behalf of our Board. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
The audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided the audit committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, as modified or supplemented, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.
Based on the reviews, discussions and other considerations referred to above, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 (the 2017 Form 10-K), which was filed on March 5, 2018 with the SEC.

Submitted by the Members of the Audit Committee
Philip J. Holthouse (chairman)
Thomas P. McMillin
Michael J. Pohl

Other

Our Board, by resolution, may from time to time establish other committees of our Board, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our Board, subject to applicable law.

Board Meetings

During 2017, there were four meetings of our full Board, two meetings of our compensation committee, four meetings of our audit committee and one meeting of our nominating and corporate governance committee.

Director Attendance at Annual Meetings

Our Board encourages all members of our Board to attend each annual meeting of our stockholders, and one of our Board members attended our 2017 annual meeting of stockholders.

Stockholder Communication with Directors

Our stockholders may send communications to our Board or to an individual director, in each case, c/o Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

In 2017, the independent directors of our company met at three executive sessions without management participation. Any interested party who has a concern regarding any matter which it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Ascent Capital Group, Inc., c/o Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111. The current independent directors of our company are Philip J. Holthouse, Thomas P. McMillin, Michael J. Pohl, and Charles Y. Tanabe.

Risk Assessment in Compensation Programs

Following the completion of a risk assessment of our compensation programs applicable to all employees, we have concluded that the design and operation of our compensation programs do not provide our employees with incentive to engage in business activities or other actions that would threaten the value of our company or the investment of our stockholders. We have also concluded that any risks associated with our compensation programs are not reasonably likely to have a material adverse effect on our company.

EXECUTIVE COMPENSATION

This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to:

•	William R. Fitzgerald;

•	Jeffery R. Gardner;

•	Fred A. Graffam III;

•	Michael R. Meyers; and

•	William E. Niles.

Mr. Fitzgerald is our principal executive officer; Mr. Graffam is our principal financial officer; and Messrs. Gardner and Niles are executive officers of our company. Mr. Meyers ceased serving as our Senior Vice President and Chief Financial Officer and began serving as our Senior Executive Advisor, effective October 8, 2017. We refer to Messrs. Fitzgerald, Gardner, Graffam, Meyers and Niles in this proxy statement collectively as our named executive officers.

Compensation Discussion and Analysis

Overview

The compensation committee of our Board has responsibility for overseeing the compensation of our named executive officers and ensuring that their compensation packages are consistent with the company’s compensation objectives. In furtherance of this purpose, our compensation committee considers and approves all components of the named executive officers’ compensation packages, including periodic corporate goals and objectives upon which compensation decisions are made. The compensation committee also administers our equity incentive plans and has the authority to make and modify grants under, and to approve or disapprove participation in, such plans (in each case, other than with respect to awards granted to nonemployee directors).
Objectives
The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

•	attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our company attain its strategic objectives and build long-term company value;

•
emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

•	aligning the interests of management of our company with the interests of our stockholders.
Principles
The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:
Competitive Positioning. We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our similar industries and companies with which we compete for talent, taking into account many factors, including cost-of-living considerations. See “—Setting Executive Compensation” below.
“Pay for Performance” Philosophy. We believe our compensation program should align the interests of our named executive officers with the interests of our company and our stockholders by strengthening the link between pay and company and individual performance. Accordingly, our compensation committee believes variable compensation, including plan-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

At our 2017 annual stockholders meeting, our stockholders representing 97.5% of our aggregate voting power present and entitled to vote on our say-on-pay proposal approved, on an advisory basis, our executive compensation, as disclosed in our proxy statement for our 2017 annual meeting of stockholders. The compensation committee did not implement any material changes to our executive compensation program as a result of that vote.
Role of Chief Executive Officer in Compensation Decisions
As a general matter, our Chief Executive Officer provides recommendations to the compensation committee with respect to all elements of compensation proposed to be paid to the other named executive officers in conjunction with his evaluation of their performance. Mr. Fitzgerald participated in the compensation committee’s discussions with respect to the performance of Messrs. Gardner, Meyers and Niles, as well as the related performance-based restricted stock units awarded to Mr. Gardner in 2017. For additional information regarding our named executive officers’ compensation packages, see “—Equity Incentive Compensation” and “—Employment Agreements” below.
Setting Executive Compensation
Consistent with the principles outlined above, the compensation committee considers compensation data relating to other companies in reviewing and approving the compensation packages of our named executive officers. Historically, the compensation committee had focused on a select group of peer companies that operated in various markets within the technology, media, communications and entertainment industries. However, in connection with our company’s transition out of the media and entertainment business, the compensation committee hired Compensia, Inc., a compensation consultant (Compensia), in May 2011 to assist the compensation committee in identifying a new peer group of companies, gathering market data on competitive market practices with respect to cash and equity-based compensation and developing an updated compensation framework, including with respect to equity awards (such as award types, vesting parameters and individual allocations).
Along with Compensia, our compensation committee developed our peer group list taking into account our company’s focus on the alarm monitoring and security business (a technology business supported by subscription-based revenue), our range of financial performance metrics and our aggregate market capitalization. Compensia advised the compensation committee that our peer group of companies should be comprised of those in the technology space and those with a subscription/service-based business model, which together most closely correlate to our current business and operations. Accordingly, the companies in our peer group are set forth below:

Bally Technologies, Inc. Cardtronics Inc. Consolidated Communications Holdings, Inc. CSG Systems International, Inc. Cumulus Media, Inc. DigitalGlobe, Inc.	Fair Isaac Corporation Interval Leisure Group, Inc. J2 Global, Inc. National Cinemedia, Inc. Netflix, Inc. Nexstar Broadcasting Group, Inc. Scientific Games Corporation

The compensation committee did not apply specific benchmarking parameters that formed the basis for any of the named executive officers’ employment agreements. Rather, the compensation committee incorporated the competitive market data received from Compensia, including as to the compensation paid by the peer groups described above, into the compensation committee’s total mix of information (including its members’ general business and industry knowledge and experience and its evaluation of each named executive officer’s job performance) in establishing what the compensation committee believed to be reasonable and competitive variable elements of each named executive officer’s compensation package.

The compensation committee updated the peer group in September 2017 as set forth below:

8x8, Inc. Alarm.com Holdings, Inc. ATN International, Inc. Barracuda Networks, Inc. BroadSoft, Inc. Cardtronics Inc. Consolidated Communications Holdings, Inc.	Control4 Corporation CSG Systems International, Inc. Cumulus Media, Inc. DigitalGlobe, Inc. Gigamon Inc. National CineMedia, Inc. RingCentral, Inc. Vonage Holdings Corporation

Elements of 2017 Executive Compensation
For 2017, the principal components of compensation for our named executive officers were:

•	base salary;

•	performance-based bonuses;

•	equity incentive compensation;

•	severance payments to Mr. Meyers; and

•	limited perquisites and personal benefits.

A summary of each element of our compensation program is set forth below. We believe that each element complements the others and that together they serve to achieve our compensation objectives.
Base Salary
We provide competitive base salaries to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation, as it provides a degree of financial stability for executives. The base salary level of each named executive officer is generally determined based on the responsibilities performed by such officer, his or her experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors. Messrs. Fitzgerald and Meyers did not receive a base salary increase with respect to 2017. In recognition of the favorable 2016 performance of each of Mr. Gardner and Mr. Niles of his respective duties as an officer of our company and taking into account cost-of-living adjustments, with respect to 2017, Mr. Gardner and Mr. Niles received a 2.8% and a 2.2% increase, respectively, in his base salary for 2017. Mr. Graffam’s employment agreement provides for an annual base salary of $365,000, which was prorated in 2017 based on his October 9, 2017 start date with our company. Mr. Meyers received a base salary of $425,000 under his former employment agreement as Senior Vice President and Chief Financial Officer and receives a base salary of $25,000 under his new employment agreement as Senior Executive Advisor.
Bonuses: Performance-Based and Other. Our compensation committee adopted a performance-based bonus program for 2017 in which each of the named executive officers (other than Mr. Graffam as described below) was eligible to participate. While Mr. Meyers had been eligible to participate in the program for 2017, he did not receive a performance-based bonus due to his retirement as Senior Vice President and Chief Financial Officer, instead receiving a set bonus of $50,000 pursuant to his new employment agreement as Senior Executive Advisor. See “—Employment Agreements” below. Our performance-based bonus program was intended to comply with Section 162(m) of the Code. In order for any named executive officer to be eligible to receive any bonus under the program, our company had to achieve (i) recurring monthly revenue (RMR), on a consolidated basis, equal to no less than our consolidated RMR for 2016 or (ii) consolidated revenue for the year ended December 31, 2017 of no less than 100% of our consolidated revenue for the year ended December 31, 2016 (as reported in our Annual Report on Form 10-K for the year ended December 31, 2016 (the 2016 Form 10-K)), subject to such adjustments (to the extent permissible under Section 162(m) of the Code) as the compensation committee may determine to be necessary or appropriate to provide year-over-year comparability (including, for example, in the event of any acquisitions, dispositions, changes in accounting policies or other extraordinary events). In addition, Mr. Gardner’s employment agreement provides that 80% of his performance-based bonus was subject to achieving quantitative financial objectives, which were as follows for 2017: (i) Pre-SAC Adjusted EBITDA (which is Adjusted EBITDA as defined in our 2016 Form 10-K, excluding subscriber acquisition costs and the related revenue of LiveWatch Security, LLC (LiveWatch)), for 2017 of approximately $367.39 million (weighted 22.5%), (ii) recurring monthly revenue created of approximately $7.216 million for 2017 (weighted 30%), (iii) creation cost multiple at or below 35.2x for 2017 (weighted 22.5%) and (iv) attrition for 2017 (excluding 2G-related cancellations) at or below 13.3% (weighted 25.0%) (collectively, the Quantitative Objectives). The remaining 20% of Mr. Gardner’s of performance-based bonus would be determined based on an evaluation of his performance against certain key performance indicators (KPIs). Each named executive officer’s target and maximum bonus amount for 2017 was determined by the committee taking into account each named executive officer’s applicable employment agreement and was as follows: Mr. Fitzgerald $1,237,500; Mr. Gardner: $945,000; Mr. Meyers $318,750; and Mr. Niles $337,500. As none of the threshold performance metrics were met for 2017, the compensation committee then determined, in its sole discretion, not to approve any bonus payments for Messrs. Fitzgerald and Gardner, but to approve a discretionary cash bonus of $270,000 for Mr. Niles after taking into account his personal performance over the year as compared to the key performance indicators (KPIs) below, which the compensation committee had adopted for him with respect to 2017.

Name	KPIs

William E. Niles
•
Provision of sound legal counsel to our Chief Executive Officer, the Board and its committees on all legal matters relating to our company
•
Management of our company’s litigation portfolio, legal compliance with SEC reporting, enterprise level risk insurance policies and real estate portfolio
•
Continued awareness of evolving legal issues relating to corporate governance and SEC compliance
•
Collaboration with our Chief Executive Officer on corporate strategy and the development of opportunities to enhance shareholder value
•
Participation in corporate development process through assisting with the identification, evaluation and execution of transactions
•
Lead the negotiation of the Nest Labs, Inc.-MONI enterprise opportunity.

Pursuant to his employment agreement, Mr. Graffam was entitled to a guaranteed, pro-rated bonus based on 60% of his annual base salary for the period during which he was employed by our company in 2017.
For more information on these awards, see “—Summary Compensation Table” and “—Grant of Plan-Based Awards” below.
Equity Incentive Compensation. Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of our stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our company and our subsidiaries. Accordingly, the compensation committee believes that an executive’s overall mix of compensation should be weighted more heavily toward equity-based incentives.
The Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (the incentive plan) provides, for the grant of a variety of incentive awards, including non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards and performance awards and are administered by our compensation committee (other than with respect to awards made to our nonemployee directors under the incentive plan, which are administered by the full Board). Our executives have historically been granted stock options and awards of restricted stock in preference to other awards because of our company's belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date.
In 2015, our compensation committee began granting awards of performance-based restricted stock units (performance RSUs or PRSUs) under the incentive plan that may be earned based on our achievement of key performance indicators selected by the committee. If the performance RSUs are not earned after the first performance period prescribed in the applicable award agreement, the applicable award agreement may provide that such unearned performance RSUs will be available to be earned in one or more subsequent years subject to the applicable performance criteria selected by the compensation committee. To the extent they are earned, the performance RSUs will be subject to a back-loaded time-vesting condition over a three-year period and may be settled in cash, shares of our Series A common stock or a combination of the foregoing. These awards are meant to encourage executives to remain with our company over the long-term and to better align their interests with those of our stockholders.
In March 2017, our compensation committee approved two performance RSU awards: the 2017 Gardner PRSUs consisting of 72,463 performance RSUs with a grant date fair value of $1 million, and the 2017-2019 Gardner PRSUs consisting of 36,231 performance RSUs with an aggregate grant date fair value of $500,000, which in each case was the maximum number of performance RSUs that could be earned under the award. Mr. Gardner received these performance RSU awards pursuant to his employment agreement. See “—Employment Agreements.”
In order for Mr. Gardner to earn any of the 2017 Gardner PRSUs, our company had to achieve the Quantitative Objectives described in “—Performance-Based Bonuses.” In March 2018, our compensation committee determined that none of the 2017 Gardner PRSUs had been earned by Mr. Gardner, and the entire award was forfeited.
In order for Mr. Gardner to earn all of the 2017-2019 Gardner PRSUs, our company has to achieve Adjusted EBITDA (as defined in the 2017 Form 10-K), exclusive of the expensed portion of subscriber acquisition costs, net of related revenues, of at least 95% of $404.96 million, or $384.71 million, during the three-year period that commenced on January 1, 2017 and will end on December 31, 2019.

Other Stock Awards. In December 2017, our compensation committee approved an award of 12,755 restricted shares for Mr. Graffam pursuant to his employment agreement. The restricted shares remain subject to the following time-vesting schedule (a) 33% of the restricted shares will vest on October 8, 2018, (b) 33% of the restricted shares will vest on October 8, 2019 and (c) the remaining unvested restricted shares will vest on October 8, 2020. See “—Employment Agreements.”
Perquisites and Personal Benefits. For the year ended December 31, 2017, the limited perquisites and personal benefits provided to our named executive officers consisted generally of term life and accidental death & dismemberment insurance premiums, 401(k) matching contributions and a reimbursement from our company relating to health insurance premiums paid by each such individual. We offer our named executive officers other benefits that are also available on the same basis to all of our salaried employees, such as medical and disability insurance premiums.

Severance Benefits. Effective October 8, 2017, Mr. Meyers retired as Senior Vice President and Chief Financial Officer, and we entered into an employment agreement with Mr. Meyers to serve as Senior Executive Advisor that provided for, among other things, a $680,000 lump sum severance payment plus a payment of $49,039 with respect to accrued but unused vacation. Because Mr. Meyers is still employed with the company, his previously-granted equity awards continue to vest according to their vesting schedules.

Clawback Policy. Effective as of April 7, 2017, the compensation committee adopted a clawback policy that allows us to recover or “clawback” performance-based cash and equity compensation from certain employees in the event of a material restatement of our financial results. Under the policy, if the material restatement would result in any performance-based cash or equity compensation paid during the three years preceding the restatement to have been lower had it been calculated based on such restated results, we may recover the amounts in excess of what would have been paid under the restatement, from any executive who received such performance-based cash or equity compensation who is determined to have engaged in intentional or unlawful misconduct that materially contributed to the need for such restatement. The compensation committee has the sole authority to enforce this policy, and it is limited by applicable law.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

William R. Fitzgerald	2017	825,000		—		—		—	—	18,062	(2)(3)(4)(5)	843,062
Chairman, Chief Executive Officer and President	2016	825,379		—		—		—	425,000	18,898	(2)(3)(4)(5)	1,269,277
	2015	825,000		—		—		—	—	18,380	(2)(3)(4)(5)	843,380

Jeffery R. Gardner	2017	540,000		—		1,500,000		—	—	10,139	(3)(5)	2,050,139
Executive Vice President	2016	525,388		—		1,500,000		—	400,000	9,735	(3)(5)	2,435,123
	2015	161,539		162,500	(6)	2,000,000		—	—	50,932	(3)(5)(7)	2,374,971

Fred A. Graffam III	2017	84,231	(8)	50,538	(9)	150,000		—	—	37,959	(3)(10)	322,728
Senior Vice President and Chief Financial Officer

Michael R. Meyers	2017	332,692	(8)	50,000	(9)	—		—	—	739,498	(3)(4)(5)(11)	1,122,190
Senior Executive Advisor and Former Senior Vice President and Chief Financial Officer	2016	427,183		—		242,800		—	175,000	12,385	(3)(4)(5)	857,368
	2015	410,000		53,600	(12)	1,373,900	(12)	—	—	12,678	(3)(4)(5)	1,850,178

William E. Niles	2017	449,616		270,000	(13)	—		—	—	13,265	(3)(4)(5)	732,881
Executive Vice President, General Counsel and Secretary	2016	439,994		—		—		—	235,000	12,842	(3)(4)(5)	687,836
	2015	430,000		200,000	(12)	2,400,000		—	—	12,954	(3)(4)(5)	3,042,954

(1)
The aggregate grant date fair value of stock awards, restricted share awards and performance-based restricted stock unit awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Notes 2 and 13 to our consolidated financial statements for the year ended December 31, 2017 (which are included in our 2017

Form 10-K). With respect to Messrs. Gardner, Meyers and Niles’ performance RSU awards, the amounts included in the Stock Awards column reflect the grant date fair value of the maximum number of performance RSUs that may be earned.

(2)	Includes amounts paid to Mr. Fitzgerald for tax preparation fees.

(3)	Includes the following term life and AD&D insurance premiums:

	Amounts ($)
Name	2017	2016	2015
William R. Fitzgerald	1,116	1,116	1,116
Jeffery R. Gardner	45	45	12
Fred A. Graffam III	11	N/A	N/A
Michael R. Meyers	45	45	45
William E. Niles	771	754	691

(4)	Includes the following matching contributions to the applicable named executive officer’s 401(k) account:

	Amounts ($)
Name	2017	2016	2015
William R. Fitzgerald	2,650	2,650	2,650
Michael R. Meyers	2,650	2,650	2,650
William E. Niles	2,400	2,650	2,650

(5)	Includes a reimbursement paid by the company to each named executive officer with respect to health insurance premiums paid by such individual.

(6)
Mr. Gardner was entitled to a guaranteed, pro-rated bonus based on 100% of his annual base salary for the period during which he was employed by our company in 2015 pursuant to his employment agreement.

(7)	Includes $49,811 in relocation expenses reimbursed to Mr. Gardner by our company.

(8)
Prorated for Messrs. Graffam and Meyers based on length of employment in 2017. Mr. Meyers’ base salary was reduced to $25,000 in connection with his retirement as Senior Vice President and Chief Financial Officer and employment as Senior Executive Advisor.

(9)	Represents one-time bonus amounts payable pursuant to employment agreements in the amounts of $50,583 to Mr. Graffam and $50,000 to Mr. Meyers. See “—Employment Agreements” below.
(10) Includes $37,948 in relocation expenses reimbursed to Mr. Graffam by our company.
(11) Includes a $680,000 severance payment and a $49,039 payment for accrued and unused vacation to Mr. Meyers in connection with his retirement as Senior Vice President and Chief Financial Officer and new employment agreement as Senior Executive Advisor. See “—Employment Agreements.”
(12) Represents discretionary bonuses in the amount of $175,000 and $200,000 for Messrs. Meyers and Niles, respectively. Mr. Meyers’ bonus was paid in cash ($53,600) and in shares of our Series A common stock having a grant date fair value of $121,400.
(13) Represents a discretionary bonus in the amount of $270,000 for Mr. Niles.

Employment Agreements

Named Executive Officers

Each of Messrs. Fitzgerald, Gardner, Graffam, Meyers and Niles entered into an employment agreement with our company, which agreement, in each case, sets forth the respective terms and conditions of the applicable named executive officer’s employment. In July 2015, we entered into amendments to the employment agreements with Messrs. Meyers and Niles. In September 2017, we entered into a new employment agreement with Mr. Meyers in connection with his retirement from his roles as Senior Vice President and Chief Financial Officer and employment as Senior Executive Advisor.

The material terms of the employment agreements of Messrs. Fitzgerald, Gardner, Graffam, Meyers and Niles in effect during 2017 are described below.
Term. The term of the employment agreement of Mr. Fitzgerald is five years, commencing effective as of January 1, 2013 and ending on December 31, 2017, which agreement was extended through March 31, 2018. The term of Mr. Gardner’s employment agreement is five years, commencing effective as of September 10, 2015 and ending on September 9, 2020. The term of Mr. Graffam’s employment is three years, commencing effective as of October 9, 2017 and ending on October 9, 2020. The term of Mr. Niles’ employment agreement is nine years, commencing effective March 1, 2011 and ending on March 1, 2020. The term of Mr. Meyers’ former employment agreement was approximately seven and a half years, commencing effective as of June 15, 2011 and ending on January 30, 2019. The term of Mr. Meyers’ new employment agreement is approximately two and a half years, commencing effective as of October 9, 2017 and ending on January 1, 2019.
Base Salary. Pursuant to their respective employment agreements, each of our named executive officers receives (or in Mr. Meyers’ case, received) a base salary that is (or was) subject to an annual review for increase by the compensation committee. The 2017 base salaries for each of our named executive officers are set forth in the “—Summary Compensation Table” above. Mr. Graffam’s employment agreement provides for an annual base salary of $365,000, which was prorated in 2017 based on his October 9, 2017 start date with our company. Mr. Meyers received a base salary of $425,000 under his former employment agreement and receives a base salary of $25,000 under his new employment agreement.
Bonus. Each of our named executive officers other than Mr. Meyers is eligible to receive a bonus in a certain range based on percentages of the applicable named executive officer’s base salary (75% to 150% in the case of Mr. Fitzgerald, 75% to 175% in the case of Mr. Gardner, 60% in the case of Mr. Graffam and 50% to 75% in the case of Mr. Niles). Pursuant to the terms of his former employment agreement, Mr. Meyers was eligible to receive a bonus in the range of 60% to 75%. Each such officer’s entitlement to receive such bonus, and the actual amount thereof, is determined by the compensation committee in its sole discretion based on the applicable named executive officer’s achievement of certain performance criteria as the compensation committee may establish in its sole discretion. For 2017, Mr. Graffam received a guaranteed, pro-rated bonus and Mr. Niles had received discretionary bonuses as described above.
Equity Incentive Awards. Mr. Fitzgerald’s employment agreement memorialized stock option and restricted stock grants previously made under the Ascent Capital Group, Inc. 2008 Incentive Plan (the 2008 incentive plan).
Mr. Gardner’s employment agreement provided for an initial $2 million grant of restricted shares of Series A common stock that vested in full on September 9, 2017 under the incentive plan in connection with his entry into his employment agreement. In addition, under his employment agreement, Mr. Gardner will be eligible to receive an annual $1.5 million grant of performance RSUs under the incentive plan. One-third of Mr. Gardner’s annual performance RSU award, or $500,000, may be earned based on satisfaction, as determined by the compensation committee of our Board, of certain quantitative performance criteria for a 36-month performance period, and if earned, such performance RSUs will vest immediately. Two-thirds of Mr. Gardner’s annual performance RSU award, or $1 million, may be earned based on satisfaction, as determined by the compensation committee of our Board, of certain quantitative performance criteria for a 12-month performance period, and if earned, such earned performance RSUs will vest on a quarterly basis during the two year period beginning on January 1 of the year following the expiration of the respective performance period.
Mr. Graffam’s employment agreement provided for an initial $150,000 grant of restricted shares of Series A common stock that will vest in 33%, 33% and 34% tranches under the incentive plan on each of the first three anniversaries of the commencement date of his employment. Commencing with the 2018 fiscal year, Mr. Graffam will be eligible to receive an annual incentive award of equity or cash with a fair value of $450,000 under the incentive plan or the Monitronics International, Inc. 2017 Cash Incentive Plan, in our sole discretion. A portion of Mr. Graffam’s annual incentive award will be subject to the satisfaction of performance criteria to be determined by the compensation committee of our Board.
Mr. Niles’ original employment agreement also provided for equity grants made in prior years. In consideration for Mr. Niles’ entry into his amended employment agreement, the compensation committee of our Board granted Mr. Niles an award of 57,485 performance RSUs with respect to shares of our Series A common stock under the incentive plan. In March 2016, our compensation committee determined that Mr. Niles’ performance RSUs were earned after the 2015 performance period and, as a result, would vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on March 1, 2017, 2018 and 2019, respectively.
Mr. Meyers’ original employment agreement as Senior Vice President and Chief Financial Officer also provided for equity grants made in prior years in connection with his entrance into his original employment agreement in 2011. As part of the consideration for Mr. Meyers’ services to our company during the term of his amended employment agreement as Senior

Vice President and Chief Financial Officer, the compensation committee granted Mr. Meyers an award of 30,000 performance RSUs with respect to shares of our company’s Series A common stock under the incentive plan. The entire award could be earned based on satisfaction, as determined by the compensation committee, of certain key performance indicators for the 2015 performance period. In March 2016, our compensation committee determined that Mr. Meyers’ performance RSUs were earned after the 2015 performance period and, as a result, would vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on January 1, 2016, 2017 and 2018, respectively. Under Mr. Meyers’ new employment agreement for his employment as Senior Executive Advisor, Mr. Meyers is no longer eligible to receive equity incentive awards but his outstanding performance RSUs will continue to vest.
See “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation-Equity Incentive Compensation,” “—Grants of Plan-based Awards” and “—Outstanding Equity Awards at Fiscal Year-End.”
Termination. The terms and conditions of compensation payable upon termination of the employment of each named executive officer (including the severance paid to Mr. Meyers pursuant to the terms of his new employment agreement) are summarized in “—Potential Payments Upon Termination or Change-in-Control” below.
Gross-Up. Under Mr. Fitzgerald’s employment agreement, if any payment or distribution in the nature of compensation (as defined in Section 280G(b)(2) of the Code) to or for the benefit of Mr. Fitzgerald would be subject to excise tax imposed by Section 4999 of the Code, Mr. Fitzgerald will be entitled to receive a gross-up payment equivalent on an after-tax basis to the amount of such excise tax.

Pay Ratio Information.

As required under and calculated in accordance with Item 402(u) of Regulation S-K, we have determined a reasonable estimate of the pay ratio for 2017 of our CEO and the median of the annual total compensation of all of our employees, including those employed at MONI and LiveWatch, was 26:1. This ratio was calculated as described below using the annual total compensation of Mr. Fitzgerald, reported in the Total column of our 2017 Summary Compensation Table, of $843,062 compared to the median of the annual total compensation of all employees excluding Mr. Fitzgerald for 2017 of $31,374. We note that our median employee did not receive any equity awards during 2017 and that our calculation of our median employee’s compensation does not include elements of our employee compensation package, such as health insurance and other benefits, that are generally applicable to all employees. We also did not annualize any employee’s compensation or apply any adjustments, including cost-of-living adjustments to identify our median employee or to calculate our median employee’s annual total compensation for 2017.
Our pay ratio estimate was determined based on the 2017 income reported in Box 5 of the Form W-2s of persons employed by us and our subsidiaries, MONI and LiveWatch, on December 31, 2017. We believe that the 2017 income reported in Box 5 of Form W-2, which consists of wages subject to the Medicare tax and which includes employee contributions to our 401(k) plan, is representative of our employees’ compensation. We also chose this definition of compensation to identify our median employee because our employee population consisted solely of U.S. employees, and this compensation measure applies to all U.S. employees, allowing for accessibility and broad comparability. As a result of our methodology for determining the pay ratio, which is described below, our pay ratio may not be comparable to the pay ratios of other companies in our industry or in other industries because the SEC rules allow companies to use estimates, assumptions, adjustments and unique definitions of compensation to identify the median employee that differ from those that we used to determine our pay ratio.

Grants of Plan-Based Awards

The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2017 to our named executive officers.

									All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)
			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)(1)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(4)
William R. Fitzgerald
	3/30/2017	(5)	—	1,237,500	1,237,500	—	—	—	—	—

Jeffery R. Gardner
	3/30/2017	(5)	—	945,000	945,000	—	—	—	—	—
	3/30/2017	(6)	—	—	—	—	72,463	72,463	—	1,000,000
	3/30/2017	(6)	—	—	—	—	36,231	36,231	—	500,000

Fred A. Graffam III
	12/21/2017	(7)	—	—	—	—	—	—	12,755	150,000

Michael R. Meyers
	3/30/2017	(5)	—	318,750	318,750	—	—	—	—	—

William E. Niles
	3/30/2017	(5)	—	337,500	337,500	—	—	—	—	—

(1)	Our 2017 performance-based bonus program did not provide for a threshold bonus amount.

(2)
Represents the target and maximum bonus amounts payable under the performance-based bonus program, as determined by the compensation committee in accordance with the terms of each named executive officer's employment agreement. See "—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Performance-Based Bonuses."

(3)	The 2017 Gardner PRSUs and the 2017-2019 Gardner PRSUs did not provide for a threshold amount.

(4)
Represents the target and maximum number of performance RSUs that could be earned by Mr. Gardner, as determined by the compensation committee. In March 2018, our compensation committee determined that none of the 2017 Gardner PRSUs had been earned by Mr. Gardner, and the entire award was forfeited. See “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Equity Incentive Compensation.”

(5)
Reflects the date on which our compensation committee established the terms of the 2017 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Performance-Based Bonuses.”

(6)
Represents the date on which our compensation committee approved the grant of the 2017 Gardner PRSUs and the 2017-2019 Gardner PRSUs pursuant to his employment agreement. See “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Equity Incentive Compensation.”

(7)
Reflects the date on which our compensation committee approved the grant of Mr. Graffam’s 2017 restricted share awards, as described under “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Equity Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options to acquire shares of our common stock, and unvested restricted stock and PRSU awards, which were outstanding as of December 31, 2017 and held by our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William R. Fitzgerald
Option Awards
Series A	332,059	—	21.81	9/17/2018	—		—	—		—
Series A	50,634	—	48.15	3/29/2018	—		—	—		—
Series A	380,460	—	61.21	11/30/2019	—		—	—		—
Stock Award
Series A	—	—	—	—	16,546	(1)	190,114	—		—

Jeffery R. Gardner
PRSU Awards
Series A	—	—	—	—	24,209	(2)	278,161	—		—
Series A	—	—	—	—	—		—	35,211	(3)	404,574
Series A	—	—	—	—	—		—	72,463	(4)	832,600
Series A	—	—	—	—	—		—	36,231	(5)	416,294

Fred A. Graffam III
Stock Award
Series A	—	—	—	—	12,755	(6)	146,555	—		—

Michael R. Meyers
PRSU Awards
Series A	—	—	—	—	17,250	(7)	198,203	—		—
Series A	—	—	—	—	11,500	(8)	132,135	—		—

William E. Niles
Option Awards
Series A	17,640	—	25.09	1/16/2019	—		—	—		—
Series A	49,160	—	48.15	3/29/2018	—		—	—		—
PRSU Award
Series A	—	—	—	—	48,863	(9)	561,436	—		—

(1)
Beginning on March 31, 2015, vests in accordance with the following schedule: (a) 20% of the restricted shares will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares will vest in four equal quarterly installments during 2017. The amount represented was scheduled to vest on December 31, 2017 but did not do so until 2018.

(2)
Represents the remaining unvested 2016 Gardner PRSUs Mr. Gardner had earned based on our compensation committee’s assessment of the Quantitative Objectives during 2016 and that vest in eight equal quarterly installments beginning on March 31, 2017. See “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Equity Incentive Compensation.” 50% of the 2016 Gardner PRSUs vested during 2017.

(3)	Represents the maximum number of 2016-2018 Gardner PRSUs that may be earned on March 31, 2019 based on our 2016-2018 Adjusted EBITDA.

(4)
Represents the maximum number of 2017 Gardner PRSUs that may be earned based on our performance compared to the Quantitative Objectives during 2017. To the extent that it is earned, this award would then vest in eight equal quarterly installments beginning on March 31, 2018. See “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Equity Incentive Compensation.”

(5)	Represents the maximum number of 2017-2019 Gardner PRSUs that may be earned on March 31, 2020 based on our 2017-2019 Adjusted EBITDA.

(6)
Represents the grant of restricted shares pursuant to Mr. Graffam’s employment agreement that remain subject to the following time-vesting schedule (a) 33% of the restricted shares will vest on October 8, 2018, (b) 33% of the restricted shares will vest on October 8, 2019 and (c) the remaining unvested restricted shares will vest on October 8, 2020, in each case subject to Mr. Graffam’s employment with our company on the vesting date.

(7)
Represents the performance RSUs Mr. Meyers had earned based on our compensation committee’s assessment of our performance in 2015 and that remain subject to time-vesting; 50% of the performance RSUs will vest during 2018, subject to Mr. Meyers’ employment with our company on the vesting date. 20% of the 30,000 performance RSUs had vested during 2016 and 30% had vested during 2017.

(8)
Represents the maximum number of performance RSUs Mr. Meyers had earned based on the successful refinancing of Monitronics’ credit facility revolver and certain term loans and that remain subject to vesting. Our Board of directors determined that the performance condition was met in November 2016, and 50% of the performance RSUs will vest during 2018, subject to Mr. Meyers’ employment with our company on the vesting date. 20% of the 20,000 performance RSUs had vested on December 31, 2016 and 30% had vested in 2017.

(9)
Represents the maximum number of performance RSUs Mr. Niles had earned based on our compensation committee’s assessment of our performance in 2015 and that remain subject to the following time-vesting schedule (a) 5% of the performance RSUs will vest on February 28, 2018, (b) 30% of the performance RSUs will vest in equal installments on May 31, 2018, August 31, 2018, November 30, 2018 and February 28, 2019 and (c) 50% of the performance RSUs will vest in equal installments on May 31, 2019, August 31, 2019, November 30, 2019 and February 28, 2020, in each case subject to Mr. Niles’ employment with our company on the vesting date. 15% of the performance RSUs had vested during 2017.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock or restricted stock units held by our named executive officers, in each case, during the year ended December 31, 2017. None of our named executive officers had any exercises of option awards during the year ended December 31, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)
William R. Fitzgerald
Series A	59,547	868,533
Jeffery R. Gardner
Series A	83,441	875,788
Fred A. Graffam III
Series A	—	—
Michael R. Meyers
Series A	16,750	252,090
William E. Niles
Series A	8,622	102,975

(1)	Includes shares withheld in payment of withholding taxes at election of holder.

(2)	Excludes shares scheduled to vest on December 31, 2017 that did not vest until January 2018.

Potential Payments Upon Termination or Change-in-Control

Each of the employment agreements of our named executive officers, as in effect on December 31, 2017, and each of our incentive plans provides for rights upon certain termination events, with adjustments to be made to the amounts payable to certain named executive officers if the termination occurs concurrently with or following a change of control of our company. As of December 31, 2017, all of our named executive officers had employment agreements with our company. The following discussion relates to the employment agreements of our named executive officers other than Mr. Meyers, who retired from his roles as Senior Vice President and Chief Financial Officer during 2017 and was employed as Senior Executive Advisor pursuant to a new employment agreement as of December 31, 2017. The severance arrangements pursuant to Mr. Meyers’ new employment agreement are described above in “—Compensation Discussion and Analysis—Elements of 2017 Executive Compensation—Severance Benefits.”

Change of Control

Under the employment agreements of Messes. Fitzgerald, Gardner, Graffam and Niles, a change of control of our company would be deemed to have occurred if any of the following occurs:

(i)
any person or group (other than Mr. Malone and certain affiliates, each of whom we refer to as an Ascent Permitted Holder) acquires, together with stock already held by such person or group, more than 50% of the total fair market value or more than 50% of the total voting power of the stock of our company;

(ii)
any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, assets of our company having a gross fair market value of 40% or more of the total gross fair market value of all of our company’s assets immediately prior to such acquisition or acquisitions;

(iii)
any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, 30% or more of the total voting power of the stock of our company; or

(iv)
a majority of our company’s Board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board of directors before the date of appointment or election.

Any such change of control results in an increase in each such executive’s severance, as described under “—Termination Without Cause” below.
If Mr. Gardner’s employment is terminated by our company without cause or by Mr. Gardner with good reason within 12 months after a change in control, his 2016 Gardner PRSUs, 2016-2018 Gardner PRSUs, 2017 Gardner PRSUs and 2017-2019 Gardner PRSUs will vest in full on the date of such termination.
If Mr. Niles’ employment with our company or any of our subsidiaries is terminated without cause or by the executive for good reason within 12 months after a change in control, his performance RSU awards will vest in full on the date of such termination.
Termination for Cause

If our company terminated any of our named executive officers for “Cause,” we would have no further liability or obligations under the applicable agreement to such named executive officer other than accrued and unpaid base salary and vacation time and all incurred and unpaid expenses. “Cause” is generally defined to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer’s duties; material violations of company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.
Termination Without Cause

If our company terminated the employment of Mr. Fitzgerald without Cause, our company would become obligated to pay Mr. Fitzgerald all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)
if termination occurs prior to a change of control, as defined in his employment agreement, the product of 2 times the sum of (A) Mr. Fitzgerald’s base salary plus (B) his minimum target bonus (equal to 75% of Mr. Fitzgerald’s base salary); or

(ii)
if termination occurs concurrently with or following a change of control, the product of 2.5 times the sum of (A) Mr. Fitzgerald’s base salary plus (B) his minimum target bonus (equal to 75% of Mr. Fitzgerald’s base salary).

If our company terminated the employment of Messrs. Gardner, Graffam or Niles without Cause, our company would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)
in the case of Mr. Gardner, if a termination occurs prior to a change of control, as defined in his employment agreement, an amount equal to two times his annual base salary. If a termination occurs concurrently with or following a change of control, an amount equal to four times his annual base salary;

(ii)
in the case of Mr. Graffam and a termination occurring prior to a change of control, an amount equal to 1.5 times the sum of his annual base salary and target bonus. Upon a termination concurrently with or following a change in control, an amount equal to two times the sum of his annual base salary and target bonus; and

(iii)
in the case of Mr. Niles and a termination occurring prior to a change of control, an amount equal to the sum of (A) annual base salary plus (B) his minimum target bonus of 50% of his base salary. If a termination occurs concurrently with or following a change of control, an amount equal to two times the sum of (x) his annual base salary plus (y) his minimum target bonus of 50% of his base salary.

In addition, if Mr. Fitzgerald had been terminated without Cause following the satisfaction of certain performance conditions (which our Board determined was satisfied in December 2013), his 2012 award of 119,540 Series A restricted shares and 2013 award of 12,791 Series A restricted shares would have vested as to a portion such award equal to (i) the total number of shares subject to the award multiplied by the quotient of (ii) the number of calendar quarters having passed since the date of grant (including the quarter of termination) divided by twenty.
If Mr. Gardner is terminated without cause, the 2017 Gardner PRSUs, the 2016-2018 Gardner PRSUs and the 2017-2019 Gardner PRSUs would be forfeited if the compensation committee had not certified that such PRSUs had been earned prior to the date of his termination. If our compensation committee had determined that the 2017 Gardner PRSUs were earned prior to his termination without cause, the 2017 Gardner PRSUs would vest on a pro rata basis based on the number of calendar quarters that have elapsed between January 1, 2017 and the date of his termination divided by 12, and the 2016-2018 Gardner PRSUs and 2017-2019 Gardner PRSUs would vest in full upon a termination of Mr. Gardner’s employment without Cause.
In addition, if Mr. Niles is terminated without Cause, his performance RSUs would vest on a pro rata basis based on the number of calendar quarters that have elapsed between April 1, 2017 and the date of his termination divided by 16.
Termination with Good Reason

Subject to certain notice provisions and our rights with respect to a cure period or a renegotiation period, as applicable, each of Messrs. Fitzgerald, Gardner, Graffam and Niles may terminate his employment for “Good Reason” and receive the same rights and payments as if such named executive officer’s employment was terminated without Cause. Mr. Gardner would be entitled to the same pro rata vesting of his 2017 Gardner PRSUs and full vesting of his 2016-2018 Gardner PRSUs and 2017-2019 Gardner PRSUs that he would receive if his employment was terminated without Cause, assuming, in each case, that our compensation committee had certified that his 2017 Gardner PRSUs, 2016-2018 Gardner PRSUs and 2017-2019 Gardner PRSUs had been earned prior to his termination for Good Reason. In addition, Mr. Niles would also receive the same pro rata vesting of his performance RSUs that he would receive if his employment was terminated without Cause. “Good Reason” is defined in each employment agreement to include:

(i)
in the case of Mr. Fitzgerald, a material reduction in base salary, a material reduction in Mr. Fitzgerald’s responsibilities with our company, a material change in the office or location at which Mr. Fitzgerald is required to perform services and a material breach by our company of any provision of his employment agreement;

(ii)
in the case of Mr. Graffam, a material reduction in base salary, a requirement that Mr. Graffam devote a majority of his time to duties materially inconsistent with the status of his position, the relocation of his principal place of employment by more than 50 miles and a material breach by our company of any material provision of his employment agreement; and

(iii)
in the case of Messrs. Gardner and Niles, a reduction in base salary, the relocation of his principal place of employment by more than 35 miles, a material breach by our company of any provision of his employment agreement and, in Mr. Gardner’s case, a material reduction in Mr. Gardner’s responsibilities with Monitronics.

Death or Disability

In the event any of our named executive officers dies or becomes disabled during such named executive officer’s term of employment, we become obligated to pay such named executive officer (or his legal representative, as applicable) all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses. In addition:

(i)
Mr. Fitzgerald is entitled to a lump sum amount equal to his annual base salary in effect on the date of termination multiplied by 2, provided that in the event Mr. Fitzgerald is eligible to participate in, and is covered by, the company’s basic life insurance group benefit plan at the time of Mr. Fitzgerald’s termination due to death, the company’s obligation to pay such amount will be reduced by the amount paid pursuant to such basic life insurance group benefit plan; and

(ii)	Mr. Niles is entitled to a lump sum amount equal to his monthly base salary in effect on the date of termination for the lesser of six months or the remainder of the term of his employment agreement.

Mr. Gardner would only be entitled to full vesting of the 2017 Gardner PRSUs, the 2016-2018 Gardner PRSUs and the 2017-2019 Gardner PRSUs if our compensation committee had certified that such PRSUs had been earned prior to his death or disability. Mr. Niles would be entitled to full vesting of his performance RSUs.
Non-Renewal

Each of the employment agreements of Messrs. Fitzgerald, Gardner, Graffam and Niles provides that, if (i) we do not offer him a new employment agreement beyond the term of his existing employment agreement or (ii) we do offer him such a new employment agreement but it is generally not as favorable, in all material respects, as his existing employment agreement, then such named executive officer will be deemed terminated without Cause and entitled to the severance benefits described under “—Termination Without Cause” above. In addition, Mr. Fitzgerald’s agreement provides that if the company elects to renew Mr. Fitzgerald’s employment agreement and Mr. Fitzgerald does not accept such offer for renewal within the time period specified under the employment agreement, Mr. Fitzgerald will be treated as having been terminated without Cause, except that if such termination occurs prior to a “change in control,” the company will instead pay to Mr. Fitzgerald an amount equal to any unpaid bonus to which he has become entitled for the calendar year prior to the year in which such termination occurs, plus the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the minimum target bonus then in effect, multiplied by (ii) 1 (as opposed to 2, as described above).

Incentive Plan
Pursuant to the terms of the incentive plan, under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and restricted stock units will become fully vested, unless individual agreements state otherwise. At the time an award was granted, the compensation committee determined, and the relevant agreement provided for, any vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, restricted stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the incentive plan) will result in the immediate termination of all options, SARs and restricted stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

Benefits Payable Upon Termination or Change in Control
The following table sets forth benefits that would have been payable to each named executive officer if the employment of such named executive officer had been terminated on December 31, 2017 and assumes that all salary, vacation, bonus and expense reimbursement amounts accrued and payable on or before December 31, 2017 had been paid in full as of such date. The amounts provided in the tables with respect to restricted stock, RSUs and performance RSUs are based on the closing market price on December 29, 2017, the last trading day of such year, for our Series A common stock, which was $11.49.

Name	Voluntary Termination		Termination for Cause	Termination Without Cause or for Good Reason (After a Change in Control)		Termination Without Cause or for Good Reason (Without a Change in Control)		Death		Disability
William R. Fitzgerald
Severance	—		—	3,609,375		2,887,500		1,650,000		1,650,000
Restricted Stock	—		—	190,114	(2)	190,114		190,114	(2)	190,114	(2)
Options	—	(1)	—	—	(2)	—	(1)	—	(2)	—	(2)
Total	$—		$—	$3,799,489		$3,077,614		$1,840,114		$1,840,114
Jeffery R. Gardner
Severance	—		—	2,160,000		1,080,000		540,000		540,000
PRSUs	—		—	1,931,630	(2)	55,632	(2)	278,161	(2)	278,161	(2)
Total	$—		$—	$4,091,630	(3)	$1,135,632	(3)	$818,161		$818,161
Fred A. Graffam III
Severance	—		—	1,168,000		876,000		—		—
Restricted Stock	—		—	146,555	(2)	—		146,555	(2)	146,555	(2)
Total	$—		$—	$1,314,555		$876,000		$146,555		$146,555
Michael R. Meyers (4)
Severance	—		—	—		729,039		—		—
PRSUs	—		—	—	(2)	43,088	(2)	—	(2)	—	(2)
Total	$—		$—	$—		$772,127		$—		$—
William E. Niles
Severance	—		—	1,350,000		675,000		225,000		225,000
PRSUs	—		—	561,436	(2)	—		561,436	(2)	561,436	(2)
Options	—	(1)	—	—	(2)	—	(1)	—	(2)	—	(2)
Total	$—		$—	$1,911,436		$675,000		$786,436		$786,436

(1)
Based on the number of vested options held by each named executive officer at year-end. For more information, see “—Outstanding Equity Awards at Fiscal Year-End” above. As of December 31, 2017, all options are out of the money and have been omitted from this table.

(2)
Based on (i) the number of vested options and (ii) the number of unvested options, unvested shares of restricted stock, and/or unvested PRSUs, in each case, held by each named executive officer at year-end. Mr. Gardner’s 2016 Gardner PRSUs, 2017 Gardner PRSUs, 2016-2018 Gardner PRSUs and 2017-2019 Gardner PRSUs would vest in full on a termination without cause or for good reason within 12 months, regardless of whether our compensation committee had certified that they had been earned prior to his termination. In addition, because our compensation committee had not previously certified that the 2017 Gardner PRSUs, the 2016-2018 Gardner PRSUs or the 2017-2019 Gardner PRSUs had been earned, these PRSUs would be forfeited upon his termination without cause absent a change in control or death or disability. Mr. Niles’ performance RSUs would vest in full following (i) a termination without cause or for good reason within 12 months following a change of control, (ii) death or (iii) disability. Mr. Meyers’ PRSUs also continue to vest following his retirement on October 8, 2017 pursuant to his current employment agreement. For more information, see “—Outstanding Equity Awards at Fiscal Year-End” above. As of December 31, 2017, all options are out of the money.

(3)	Amounts payable to Mr. Gardner are conditioned upon continued compliance with the terms of the non-competition and non-solicitation covenants contained in his employment agreement.

(4)
Pursuant to Mr. Meyers’ new employment agreement, our company and Mr. Meyers agreed to severance terms, which included a cash payment of $680,000 plus a payment of $49,039 with respect to accrued but unused vacation.

Compensation of Directors

Our directors who are also employees of our company receive no additional compensation for their services as directors. Each of our non-employee directors receives compensation for services as a director and, as applicable, for services as a member of any Board committee, as described below. All of our directors are reimbursed for travel expenses relating to their attendance at our Board or committee meetings.
Compensation Policy. On December 23, 2016, our Board approved the compensation package for our non-employee directors for their services to be rendered in 2017. For 2017, each of our non-employee directors was awarded an annual cash retainer fee of $60,000, payable quarterly in arrears. In addition, for their services to be rendered to our Board in 2017 each non-employee director received an award of Series A restricted stock with a grant date value of $100,000, vesting quarterly over a two-year period. For service on each of our compensation and nominating and corporate governance committee, each member received an award of Series A restricted stock with a grant date value of $5,000 per committee, other than the chairman of each such committee, who instead received an award of Series A restricted stock with a grant date value of $15,000 per committee chaired, with each such Series A restricted award vesting over a two-year period. For service on our audit committee, each member received an award of Series A restricted stock with a grant date fair value of $7,500, other than the chairman of the audit committee who instead received an award of Series A restricted stock with a grant date value of $20,000, with each such Series A restricted award vesting over a two-year period. Any non-employee director serving in the role of chairman of our executive committee received an award of Series A restricted stock with a grant date value of $15,000. All such Series A restricted stock awards were granted in December 2016 under the incentive plan.
On December 22, 2017, our Board approved the compensation package for our non-employee directors for their services to be rendered in 2018, which was identical to the compensation package for our non-employee directors for their services to be rendered in 2017, except they did not provide any compensation for any non-employee director serving in the role of chairman of our executive committee. All Series A restricted stock awards under the compensation package for 2018 were granted in December 2017 under the incentive plan (as described below).
Equity Incentive Plans. Equity awards to our directors were granted under the incentive plan and are administered by our entire Board. Our Board had full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The incentive plan is designed to provide additional compensation to certain employees, nonemployee directors and independent contractors for services rendered, to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Our Board could grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the incentive plan (which we refer to, collectively, as director awards). The maximum number of shares of our common stock with respect to which awards may be granted under the incentive plan is an aggregate of 899,862 shares (plus any shares of our common stock subject to currently outstanding awards that become available again under the 2008 plans) available under the incentive plan, subject to anti-dilution and other adjustment provisions of the incentive plan. Shares of our common stock issued pursuant to director awards were made available from either authorized but unissued shares or shares that had been issued but reacquired by us (including shares purchased in the open market).

Director Compensation Table

The following table sets forth compensation paid to our non-employee directors during the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(3)	Total ($)
Philip J. Holthouse	60,000	130,000	—	190,000
Michael J. Pohl	60,000	127,500	—	187,500
Thomas P. McMillin (4)	15,000	112,500	—	127,500
Charles Y. Tanabe	60,000	115,000	—	175,000
Carl E. Vogel (5)	49,121	—	—	49,121

(1)
The aggregate grant date fair value of stock awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Notes 2 and 13 to our consolidated financial statements for the year ended December 31, 2017 (which are included in our 2017 Form 10-K).

(2)
As described above, our non-employee directors received the following restricted stock awards on December 22, 2017 in recognition of services that were to be rendered to our Board during 2018. Such shares of restricted stock will vest in eight equal quarterly installments over a period of two years.

Name	Shares of Restricted Stock
Philip J. Holthouse	11,373
Michael J. Pohl	11,154
Thomas P. McMillin	9,842
Charles Y. Tanabe	10,061
Carl E. Vogel	—

(3)	As of December 31, 2017, our non-employee directors held the following stock incentive awards:

	Philip J. Holthouse	Michael J. Pohl	Thomas P. McMillin	Charles Y. Tanabe	Carl E. Vogel
Options
Series A	11,030	8,030	—	—	—
Restricted Stock
Series A	12,758	12,512	8,612	11,283	—

(4)	Mr. McMillin was appointed to our Board in October 2017.

(5)	Mr. Vogel resigned from our Board in October 2017. His fees earned are prorated based on his service in 2017.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2017, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Ascent Capital Group, Inc. 2008 Incentive Plan:			—	(1)
Series A common stock	1,024,472	$40.23
Series B common stock	—	—
Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan:			—	(1)
Series A common stock	19,060	$21.81
Series B common stock	—	—
Amended and Restated Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan:			576,416	(2)
Series A common stock	272,040	—
Series B common stock	—	—
Equity compensation plans not approved by security holders—None	—	—	—
Total	1,315,572		576,416
Series A common stock	1,315,572
Series B common stock	—

(1)
Our Board determined to cease making any further grants under the Ascent Capital Group, Inc. 2008 Incentive Plan and the Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan, effective May 29, 2015 upon receipt of our stockholders’ approval of the Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan.

(2)	The Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan permits grants of, or with respect to, shares of our Series A common stock or Series B common stock subject to a single aggregate limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

We adopted a code of ethics and corporate governance guidelines to govern the review and approval of related party transactions. Under our code of ethics, any transaction which may involve an actual or potential conflict of interest and is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC must be approved by the audit committee or another independent body of our Board designated by our Board. Under our corporate governance guidelines, if a director has an actual or potential conflict of interest, the director must promptly inform our Chief Executive Officer and the chair of our audit committee. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. In addition, an independent committee of our Board, designated by our Board, will resolve any conflict of interest issue involving a director, our Chief Executive Officer or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee.

STOCKHOLDER PROPOSALS

This proxy statement relates to our annual meeting of stockholders for the calendar year 2018, which will take place on May 11, 2018. We currently expect that our annual meeting of stockholders for the calendar year 2019 will be held within 30 days of the anniversary of this year’s meeting. In order to be eligible for inclusion in the proxy materials for the 2019 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, on or before the close of business on November 30, 2018, unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2019 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address not earlier than February 8, 2019 and not later than March 12, 2019 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC’s website at www.sec.gov. Additional information can also be found on our website at http://ir.ascentcapitalgroupinc.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our 2017 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, telephone: (303) 628-5600, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ASCENT
CAPITAL GROUP INC

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the three voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 10, 2018.

Vote by Internet

- Go to **www.envisionreports.com/ASCMA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, TELEPHONE OR SMARTPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Director Election:

	For	Withhold
01 - Thomas P. McMillin*	☐	☐

*To serve as a Class I member of our board of directors until the 2021 annual meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

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2018 Annual Meeting Admission Ticket

2018 Annual Meeting of
Ascent Capital Group, Inc. Stockholders

Friday, May 11, 2018, 10:00 a.m., local time
5251 DTC Parkway
Second Floor Conference Room
Greenwood Village, CO 80111

Upon arrival, please present this admission ticket and photo identification at the registration desk.

DRIVING DIRECTIONS

From the Denver International Airport (DIA) via Tollway:

- Take the ramp onto Peña Blvd.
- Take the E-470 Tollway South.
- Transfer to I-25 North/US-87 North (Exit 1A).
- Exit at Belleview Ave/CO-88 (Exit 199).
- Keep Right at the fork, follow signs for Syracuse St/DTC Parkway and merge onto E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

From the Denver International Airport (DIA) via Freeways:

- Take the ramp onto Peña Blvd.
- Transfer to I-225 South (Exit 282).
- Transfer to I-25/US-87 South (Exit 1A on left).
- Exit at CO-88/Belleview Ave (Exit 199).
- Turn Left on E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET, TELEPHONE OR SMARTPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Ascent Capital Group, Inc.

Notice of 2018 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2018

The undersigned appoint(s) William E. Niles and Fred A. Graffam and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Ascent Capital Group, Inc. Series A Common Stock and Ascent Capital Group, Inc. Series B Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held on May 11, 2018, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE LISTED NOMINEE AND IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION ON PROPOSAL 2. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO ASCENT CAPITAL GROUP, INC., C/O COMPUTERSHARE, P.O. BOX 505008, LOUISVILLE, KY, 40223-9814. IF YOU DO NOT VOTE BY TELEPHONE, SMARTPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ASCENT
CAPITAL GROUP INC

Vote by Internet
- Go to **www.envisionreports.com/ASCMA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Ascent Capital Group, Inc. Stockholder Meeting to be Held on May 11, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Form 10-K are available at:

www.envisionreports.com/ASCMA

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/ASCMA** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 27, 2018 to facilitate timely delivery.

2 N O T

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Stockholder Meeting Notice & Admission Ticket

Ascent Capital Group, Inc.'s Annual Meeting of Stockholders will be held on May 11, 2018 at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, CO 80111, at 10:00 a.m. Local Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Director Election: 01 - Thomas P. McMillin
2. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, by smartphone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Ascent Capital Group, Inc. 2018 Annual Meeting

DRIVING DIRECTIONS

From the Denver International Airport (DIA) via Tollway:
- Take the ramp onto Peña Blvd.
- Take the E-470 Tollway South.
- Transfer to I-25 North/US-87 North (Exit 1A).
- Exit at Belleview Ave/CO-88 (Exit 199).
- Keep Right at the fork, follow signs for Syracuse St/DTC Parkway and merge onto E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

From the Denver International Airport (DIA) via Freeways:
- Take the ramp onto Peña Blvd.
- Transfer to I-225 South (Exit 282).
- Transfer to I-25/US-87 South (Exit 1A on left).
- Exit at CO-88/Belleview Ave (Exit 199).
- Turn Left on E Belleview Ave.
- Turn Right on DTC Parkway.
- The building is on the right-hand side.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/ASCMA**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Ascent Capital Group, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 27, 2018.

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